Exhibit 99.5

 Q4 2021 Financial Results Conference CallDecember 8, 2021  Photronics, Inc.

 Safe Harbor Statement  This presentation and some of our comments may contain projections or other forward-looking statements regarding future events, our future financial performance and/or the future performance of the industry. These statements are predictions and contain risks and uncertainties. Actual events or results may differ materially from those presented. These statements include words like “anticipate”, “believe”, “estimate”, “expect”, “forecast”, “may”, “plan”, “project”, “in our view” or the negative thereto. We cannot guarantee the accuracy of any forecasts or estimates, and we are not obligated to update any forward-looking statements if our expectations change. If you would like more information on the risks involved in forward-looking statements, please see the documents we file from time to time with the Securities and Exchange Commission.  12/8/2021  2

 2021 Summary  Revenue was a record $663.8M, up 9%IC and FPD both achieved record revenue, up 10% and 6%, respectivelyRecord revenue to China, up 20%Net income attributable to Photronics, Inc. shareholders of $55.4M ($0.89/share)Cash balance $277M100% of free cash flow returned to investors through share repurchases$151M generated from operating activity$109M invested in capex ($103M net of government incentives)Completed FPD capacity expansion ahead of schedule  12/8/2021  3  Another year with record revenue and improved performance in a challenging environment

Q4 2021 Summary

- Revenue was a record $181.3M, up 6% Q/Q and 21% Y/Y
  - IC (+7% Q/Q, +18% Y/Y) and FPD (+6% Q/Q, +29% Y/Y) both achieved record revenue
  - Record revenue to China, up 26% Q/Q and 55% Y/Y
- Net income attributable to Photronics, Inc. shareholders of $19.8M ($0.33/share)
- Cash balance $277M
  - $38M generated from operating activity
  - $17M invested in capex
  - $13M returned to investors through share repurchases
- Investing in mainstream IC capacity to capitalize on market growth trends
- Received 2021 UMC Excellent Collaboration and Partnership Award

Strategic investments driving long-term, profitable growth

PHOTRONICS, INC.
12/8/2021
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Next phase of investment strategy

- Revenue growth
  - Win lion's share of "Made in China 2025" TAM growth
  - Supplement new factories with point tool investments
  - Capture captive outsourcing opportunity created by EUV
  - Capitalize on technology leadership in AMOLED to continue improving mix
- Margin expansion
  - Sustained pricing strength in mainstream IC going into 2022
  - Optimize asset tool set to match end-market demand
  - Increasing benefit from operating leverage
- Explore strategic partnerships

PHOTRONICS, INC.
12/8/2021
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 Illustrative Target Model  $M (except EPS)  2019  2020  2021  12/2020 Illustrative FY2023 Target Model      Revenue  $551  $610  $664  $7005% CAGR  $7256% CAGR  $7507% CAGR  Gross Margin  22%  22%  25%  24-26%  26-28%  27-29%  Operating Margin  9%  10%  14%  13-15%  15-17%  17-19%  Operating Cash Flow  $68  $143  $151  $150-160  $160-170  $175-185  Free Cash Flow  ($83)  $77  $47  $80-90  $90-100  $100-110  EPS  $0.44  $0.52  $0.89  $1.00-1.05  $1.15-1.25  $1.25-1.35  12/8/2021  6

 Income Statement Summary  $M (except EPS)  Q421  Q321  Q/Q  Q420  Y/Y  Revenue  $ 181.3  $ 170.6  6%  $ 149.3  21%  Gross Profit  $ 51.9  $ 45.3  15%  $ 31.9  63%  Gross Margin  28.7%  26.6%  210 bps  21.4%  730 bps  Operating Income  $ 33.5  $ 28.5  18%  $ 15.0  124%  Operating Margin  18.5%  16.7%  180 bps  10.0%  850 bps  Other non-operating income (expense)  $ 3.8  $ 3.7  $ 0.1  ($ 2.9)  $ 6.7  Income tax provision  $ 8.7  $ 7.8  $ 0.9  $ 3.5  $ 5.2  Minority interest  $ 8.8  $ 7.3  $ 1.5  $ 2.1  $ 6.7  Net Income*  $ 19.8  $ 17.1  16%  $ 6.5  207%  Diluted EPS*  $ 0.33  $ 0.28  $ 0.05  $ 0.10  $ 0.23  Days in quarter  91  91  -  90  1  Margins improved on higher revenue (IC & FPD), better mainstream IC pricing and high-end mixAsia price increases already in placeRolling out price increases in other marketsQ321 operating income includes $3.5M gain on sale of fixed assetOther non-operating income (expense) primarily due to FX gain (loss)Minority interest is IC JVs in Taiwan and China  12/8/2021  7  *Net income attributable to Photronics, Inc. shareholders

 $M  Q421  Q321  Q/Q  Q420  Y/Y  High-End*  $ 42.6  $ 42.4  1%  $ 38.2  12%  Mainstream  $ 82.9  $ 75.4  10%  $ 67.8  22%  Total  $ 125.4  $ 117.8  7%  $ 105.9  18%  IC Photomask Revenue  12/8/2021  8  High-end growth driven by strong logic demand in AsiaMainstream up on proliferation of chips in IoT, 5G, Crypto and consumer products creating support for higher ASPsOutlookContinued strength from remote work and educationMainstream demand strong, expanding ASPs  *28nm and smaller  Total may differ due to rounding

 FPD Photomask Revenue  12/8/2021  9  High-end improved on mobile demandMainstream recovery continues Full quarter benefit of new litho toolsOutlookDynamic market environmentMobile demand strength and mainstream LCD recovery expected to continueTechnology development drives demand for higher-value masks  *≥G10.5, AMOLED and LTPS  $M  Q421  Q321  Q/Q  Q420  Y/Y  High-End*  $ 41.0  $ 40.6  1%  $ 31.3  31%  Mainstream  $ 14.9  $ 12.2  21%  $ 12.1  23%  Total  $ 55.8  $ 52.9  6%  $ 43.4  29%  Total may differ due to rounding

 Select Financial Data  $M  Q421  Q321  Q420  Cash  $ 277  $ 283  $ 279  Debt  $ 112  $ 118  $ 69  Net Cash*  $ 165  $ 165  $ 210  Operating Cash Flow  $ 38  $ 55  $ 65  Capital Expenditures  $ 17  $ 19  $ 34  Share repurchase  $ 13  $ 13  $ 18  Debt is US equipment lease and local China loansFull-year net 2021 capex was $104MTotal share repurchases of $66M under current (Sep 2020) $100M planBalance sheet able to fund investments, share repurchases, and strategic M&A opportunities  12/8/2021  10  *Net cash defined as cash and cash equivalents less long-term borrowings (including current portion), as reported in accordance with GAAP

Q122 Guidance

Revenue ($M)	$178 - $186
Operating Margin	18% - 20%
Taxes ($M)	$9 - $10
EPS	$0.27 - $0.34
Diluted Shares (M)	~60
Full-year Capex (M)	~$100

- Incorporation of chips in IoT, 5G, Crypto and consumer products
  - Remote work and learning
  - Advanced display technologies
  - Growing nationalism spurs investment
- Outlook clouded by geopolitical uncertainty and supply chain challenges
- Driving margin expansion and improved cash flows
- Capex mostly mainstream IC capacity & facility expansion

PHOTRONICS, INC.

12/8/2021

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For Additional Information:John P. JordanExecutive Vice President & CFO203.740.5671jjordan@photronics.com   Thank you for your interest!

 Appendix

 Total Revenue  12/8/2021  14      IC  FPD  Total may differ due to rounding

 IC Photomask Revenue  12/8/2021  15      Mainstream  High-End  High-End: 28nm and smaller; total may differ due to rounding

 FPD Photomask Revenue  12/8/2021  16      Mainstream  High-End  High-End: ≥G10.5, AMOLED and LTPS; total may differ due to rounding